UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

          Date of Report: (Date of Earliest Event Reported):
                                 June 21, 2001

            CHRISKEN PARTNERS CASH INCOME FUND L.P.
             (Exact name of registrant as specified in its charter)

        Delaware                  0-17602               36-3521124
    (State or other          (Commission File         (IRS Employer
    jurisdiction of               Number)          Identification No.)
     incorporation)

       345 North Canal Street,  Chicago, IL           60606
      (Address of principal executive offices)     (Zip Code)

  Registrant's telephone number, including area code: (312) 454-1626

Item 5: Other Events

ChrisKen Partners Cash Income Fund L.P. (the "Partnership") holds as its primary assets 99.9% interests in the partnerships which own the Springdale Apartments, a 199-unit apartment complex located in Waukesha, Wisconsin ("Springdale Apartments"), and Gold Coast Self-Storage, a self-storage facility located in Chicago, Illinois.

In the course of repairing damage caused by a fire in one of the apartment units at Springdale Apartments, a structural defect in the construction of the fire-damaged unit was discovered. The Managing General Partner of the Partnership has retained a structural engineer to perform an examination of Springdale Apartments. The structural engineer has completed a preliminary examination of a sample consisting of a limited number of apartment units and will continue to perform testing on additional apartment units. Based on the structural engineer's preliminary report, the Managing General Partner believes that the remediation costs at Springdale Apartments will be able to funded out of the Partnership's cash flow over the next 12 months. However, if further testing reveals that more extensive defects requiring remedial repairs exist, it could have a material adverse impact on the Partnership's financial condition.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            ChrisKen Partners Cash Income Fund L.P.
                            By:  ChrisKen Income Properties, Inc.,
                                Managing General Partner



Date: June 21, 2001         By:  /s/ John F. Kennedy
                                 -------------------------------
                                   John F. Kennedy, President